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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report: October 15, 1998


                    PRINCETON DENTAL MANAGEMENT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


   DELAWARE                              0-20222                36-3484607
(State or Other                        (Commission          (I.R.S. Employer
Jurisdiction of                        File Number)         Identification No.)
Incorporation)


                  7421 WEST 100TH PLACE, BRIDGEVIEW, IL  60455
                    (Address of Principal Executive Offices)


                                 (708) 974-4000
              (Registrant's Telephone Number, including Area Code)



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                    PRINCETON DENTAL MANAGEMENT CORPORATION


Item 5.  Other Events.
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On October 15, 1998, the Company was informed by The Nasdaq Stock Market, Inc.
("Nasdaq") that the Company's securities would be delisted from the Nasdaq SmallCap Market effective at the close of business on October 15, 1998 due to the inability of the Company to meet the Nasdaq listing requirement that the Company maintain at least $2,000,000 in net tangible assets.

Accordingly, effective as of October 15, 1998, the Company's Common Stock and Public Warrants will not be traded on any formal exchange or quotation system. The Company does not presently have a broker-dealer that will serve as a market maker in the Company's securities on the OTC Bulletin Board.

The Company intends to immediately take all steps required in order to allow the Company's securities to be traded on the OTC Bulletin Board. The Company may also appeal the Nasdaq delisting decision with the Nasdaq Listing and Hearings Review Council.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  October 15, 1998


PRINCETON DENTAL MANAGEMENT CORPORATION



By:  /s/ Frank Leonard Laport         /BK
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   Frank Leonard Laport
   Chief Executive Officer